SCHEDULE 14A INFORMATION
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Grant Hartford Corporation

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Grant Hartford Corporation
2620 Connery WAy
Missoula, MT 59808

June 10, 2010

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Grant Hartford Corporation to be held at the Doubletree Hotel, located at 100 Madison St., Missoula, MT 59802 on Thursday, June 24, 2010 at 10:00 a.m. MST, local time.

At the annual meeting, you will be asked to elect four (4) nominees for director, ratify the retention of an outside auditor, give authority to seek additional funding from a variety of sources, approve the issuance of stock options, or other incentives, approve the formation of an Audit Committee, Corporate Governance Committee, Nominating Committee, and Compensation Committee and the requisite responsibilities of each committee, approve the Share Purchase Agreement between the Company and Commonwealth Resources, LLC and consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

It is important that your shares of Grant Hartford Corporation common stock are represented at the annual meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own. To ensure that your shares of common stock are represented, we urge you to complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. If you attend the annual meeting, you may vote in person even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.

Very truly yours,

/s/Eric Sauve
Eric Sauve
President & CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 24, 2010

Grant Hartford Corporation
2620 Connery Way
Missoula, MT 59808

June 10, 2010

To Our Shareholders:

On behalf of the Board of Directors, we are pleased to invite you to attend the Grant Hartford Corporation 2010 Annual Meeting of Shareholders. The meeting will be held at the Doubletree Hotel, 100 Madison St., Missoula, MT 59802 on Thursday, June 24, 2010 at 10:00 a.m. MST, for the following purposes.

  To elect the Board of Directors for the following year; and

  To ratify the retention of EFP Rotenberg, LLP as the Company's independent auditor for the fiscal year 2010; and

  To give authority to the Board of Directors and Officers of the Company, to seek funding through public offerings, private placements, commercial funding, an underwriter for the purposes of completing a possible IPO, strategic partners, or other sources of financing, to promote and expand operations; and

  To approve the issuance of stock options or other incentives to key personnel, consultants and directors; and

  To approve the formation of an Audit Committee, Corporate Governance Committee, Nominating Committee, and Compensation Committee and the requisite responsibilities of each committee; and

  To approve the Share Purchase Agreement between the Company and Commonwealth Resources, LLC ("CWR"), wherein the Company purchases additional prospecting leases and unpatented mining claims in consideration for issuing 5,000,000 shares of the Company's no par value common stock at $1.00 per share and paying a continuing 5% net smelter return on ore processed from those leased properties and from all but one of the unpatented mining claims; and

  The ratification of such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record as shown on the books of the Company at the close of business on May 24, 2010 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's Shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company's Principal Executive Offices at 2620 Connery Way, Missoula, MT 59808 from the date of this Notice for inspection by any Shareholder for any purpose regarding the Annual Meeting.

THOSE WHO CANNOT ATTEND THE ANNUAL MEETING OF THE SHAREHOLDERS ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF ADDRESSED STAMPED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING WHO HAS SUBMITTED A PROXY, HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

/s/Eric Sauve
Eric Sauve
Director/President

PROXY STATEMENT

This Proxy Statement is furnished to Shareholders of Grant Hartford Corporation, (the "Company") a Montana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, located at 100 Madison St., Missoula, MT 59802, on June 24, 2010 at 10:00 a.m. MST, and at any and all adjournments of such meeting. The first date on which this Proxy Statement and the form of Proxy are first being mailed to Shareholders of the Company is on or about June 10, 2010.

The Board of Directors has fixed May 24, 2010, as the record date for determining Shareholders who are entitled to vote. All Shareholders are invited to attend the meeting, although only Shareholders of record at the close of business on May 24, 2010 will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 26,293,936 shares of its no par value Common Stock, held of record by approximately one hundred thirty-eight (138) stockholders. All shares have equal voting rights and are non-assessable. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. Each issued Common Share entitles its record owner to one vote on each matter to be voted upon at the meeting. The presence, in person or by proxy, of 13,146,969 shares will constitute a quorum.

Any shares which are withheld or abstain from voting will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees, who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes "for" or "against" the proposals and will not be counted as shares voted on such matter.

The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals but will not affect the election of Directors.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company or by delivering a duly executed proxy bearing a later date.

All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by Shareholders, but lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person, Eric Sauve, named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by voting in person at the Annual Meeting.

The cost of the meeting, including the cost of preparing and mailing the Proxy Statement and Proxy/Ballot, will be borne by the Company, which is anticipated not to exceed $20,000.00. The Company may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold shares of the Company in nominee names, to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

DESCRIPTION OF MATTERS TO BE ACTED UPON AT THE MEETING

As set forth in the Notice of Meeting:

Proposal 1: To elect Directors for the Company's Board of Directors.

The Board of Directors has determined that there will be four (4) directors of the Company elected at the Annual Meeting. The Board of Directors have nominated Eric Sauve, David Gilmer, Charles Yesson and Dr. James Sears. In the absence of other instructions, the proxies will be voted for each of the individuals named below, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept the nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board.

The Board recommends a vote FOR the election of each of the nominees listed below.

Director Information:

Eric Sauve, President, Chief Financial Officer, Chief Executive Officer, Director

Eric Sauve began his term as President, CEO, CFO and a Director of Grant Hartford Corporation on March 21, 2007, and formally entered into an Employment Agreement on June 1, 2007. As President, CEO, CFO, and Director, Mr. Sauve, oversees the day-to-day management of our Company and the strategic evolution of its definition drill program. He has experience in corporate finance, structure, and management in both private and public companies. From May 31, 2007 through June 1, 2006 Eric Sauve was the CFO for Electra Gold Ltd., a publicly trading, operating mining company in North Vancouver, B.C. From February 1, 2005 through May 31, 2006, he was the President and CFO of Nexus Minerals Ltd., a gold mining and exploration company in North Vancouver, B.C. From November 9, 2004 through January 31, 2005, Eric Sauve was an Investment Advisor with Chartwell Financial Inc in Surrey, B.C. From May 9, 2003 through November 5, 2004, Eric Sauve was an Investment Advisor for Foresters Securities, Inc., in Burnaby, B.C. For the 12 years prior to his position with Nexus, Mr. Sauve was a licensed stock broker where he worked extensively in the securities markets and was a licensed insurance agent in British Columbia. Mr. Sauve earned a BA degree from the University of British Columbia in 1994. Mr. Sauve received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Mr. Sauve's; experience as a stock analyst, primarily in the area of resource properties, including gold properties; development of his management and financial experience as it relates to public and private corporations; and his past participation in capital formation for public and private companies, that he was determined to be a well qualified Director of our Company.

David Gilmer, Director, Secretary and Treasurer

Mr. David Gilmer has been a Director of Grant Hartford Corporation since October 24, 2007 and has served as Secretary of Grant Hartford Corporation since December 7, 2008. Mr. Gilmer has worked for Junkermier, Clark, Campanella, Stevens, P.C. (JCCS), a public accounting firm in Missoula, Montana for over ten years. Mr. Gilmer works primarily in the field of income tax for individuals, partnerships, L.L.C.s and S-Corporations. Mr. Gilmer also has experience in audit, review, and compilation engagements of financial statements for various entities. He is currently on the firm's tax committee.

Mr. Gilmer has been on the board of the Montana Radio Reading Service for approximately seven years, has been its President for the last five years and is a member of its personnel committee. Mr. Gilmer also joined the board of St. Patrick Hospital & Health Foundation in December 2006 and is a member of its finance committee. Mr. David Gilmer received his Bachelors of Science degree in Accountancy at Northern Arizona University in Flagstaff, AZ. Mr. Gilmer received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Mr. Gilmer's extensive background as an accountant and CPA, his relationship as an employee of our internal accounting firm, and his status as a Montana resident, the State in which our Garnet Mineral Property is located, which lead the Company to determine he was a well qualified member of our Board of Directors.

Charles Yesson, Director

Mr. Charles Yesson has been a Director of Grant Hartford Corporation since June 18, 2007. Mr. Yesson began his current position as a Registered Principal and Insurance Agent for Grant Bettigen Securities Inc. in Newport Beach, CA in December 2008. From June, 2006 through November, 2008, Mr. Yesson was Managing Director of Amateus Capital, Inc., a company located in Beverly Hills, CA. Prior to that, from January through June, 2006, Mr. Yesson was a Self Employed Consultant. From January, 2004 through January, 2006, Mr. Yesson was a Registered Principal with J. Alexander Securities, Inc., Los Angeles, CA. and an Independent Insurance Agent and Business Consultant.

Mr. Yesson has over 35 years experience in the financial services industry. He has 25 years experience in managing public corporations and 10 years as a consultant to emerging companies and as an interim manager of several of emerging companies.

Mr. Yesson has worked extensively in areas of reorganization, corporate development and growth and capitalization in both the public and private sectors. Mr. Yesson is a former U. S. Naval Officer and Air Force Reserve Officer.

Mr. Yesson received a Bachelor of Science in Education from Pennsylvania State College at Bloomsburg in August, 1954 and a Masters of Arts from New York University in October, 1961. He has a Certification in Bank Marketing from Northwestern University, Certification in International Finance from NSU in Canberra, Australia. Mr. Yesson holds Series 7, 24, and 66 Securities Licenses, California Insurance and Real Estate Licenses, and is a Mediator for the Superior Court in Orange County California and the California State Insurance Department. Mr.

Yesson received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Mr. Yesson's extensive experience in the areas of reorganization, corporate development and growth and capitalization in both the public and private sectors, as well as his status as a licensed securities broker and his familiarity with the requirements of the Securities and Exchange Commission, which lead the Company to determine he was a well qualified member of our Board of Directors.

Dr. James W. Sears, Director

Dr. James W. Sears has been a Director of Grant Hartford Corporation since March 3, 2010. Dr. Sears has taught for nearly three decades in the Department of Geosciences at the University of Montana, where he holds the rank of Full Professor. Dr. Sears is a geologist specializing in structural geology, regional field geology, ore deposits and tectonics. He has worked throughout the Rocky Mountains of the US and Canada, as well as in the Appalachians, and in Russia, New Zealand, Australia, Great Britain, Ireland, Finland, and France. Dr. Sears has published some 250 professional works, including research papers in international geological journals, books, geological maps, geological field guides, websites, and abstracts. He has mapped and studied the geology and ore deposits of the Garnet Range for the last 28 years.

He received his PhD from the Department of Geology and Geophysics at Queen's University, Canada, earned his MS degree in geology from the University of Wyoming, and his BS in Geology from Northern Arizona University. Dr. Sears was elected a Fellow of the Geological Society of America and received the Distinguished Scholar Award from the University of Montana. Dr. Sears received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Dr. Sears' in depth knowledge, resulting from twenty-eight years of study during his tenure as a Professor of Geology at the University of Montana, and his experience as a consultant for other mining companies during their exploration and development of the Greater Garnet Area, of which our Garnet Mineral Property is a part, which lead the Company to determine he was a well qualified member of our Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned as of May 24, 2010, by (i) those persons or groups known to us who beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer whose compensation exceeded $100,000 in the fiscal year ended December 31, 2009; and, (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 pursuant to the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the SEC and by information provided by such persons directly to us. Except as indicated, the stockholders listed below possess sole voting and investment power with respect to their shares.

Title of Class	Name and address of beneficial owner	# of Shares of Beneficially Owned Common Stock	Percentage of Beneficially Owned Common Stock (1)
Common Stock	Eric Sauve(2) 6844 Copper Cove Road West Vancouver, BC Canada V7W 2K5	3,118,945	9.9%
Common Stock	Charles Yesson 1221 West Coast Highway, Suite 124 Newport Beach, CA 92663	90,000	0.29%
Common Stock	Dave Gilmer 2620 Connery Way, P.O. Box 16237 Missoula, MT 59808	25,000	0.08%
Common Stock	J. Robert Flesher 25 Mission Mountain Road Clancy, Montana 59634	10,000	0.04%
Common Stock	BJ Ambrose 5596 E. Hinsdale Cir. Centennial, CO 80122	213,800	0.68%
Common Stock	Tim Matthews 3641 E. Easter Circle, N Littleton, CO 80122	118,300	0.38%
Common Stock	Aaron Charlton(3) 25 A Street, Garnet Ghost Town Drummond, MT 59835	8,895,181	28.20%
Common Stock	Kim L. Charlton (4) 227 Middle Patent Road Bedford, NY 10506	1,755,830	5.57%
Common Stock	Rodney Haynes (5) 619 SW Higgins Suite O Missoula, MT 59803	4,549,576	14.42%
Common Stock	Dr. James W. Sears (6) 304 S. 2nd Street, W Missoula, MT 59801	13,334	0.05%
Common Stock	All Officers and Directors as a Group	12,484,560	38.58%
Common Stock	All Officers, Directors and 5% Shareholders as a Group	18,789,966	59.56%
Common Stock	Commonwealth Resources, LLC as a Group	15,759,532	49.96%

(1)

The percent of beneficially owned common stock is based on 26,293,936 shares of common stock issued and outstanding as of May 24, 2010 and the 5,255,801 shares of common stock issuable within 60 days through the exercise of warrants, for a total beneficially owned common stock of 31,549,737 shares of common stock.

(2)

Includes 1,718,945 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC., 1,200,000 shares of common stock owned by Eric Sauve personally, and 200,000 shares of common stock, which Eric Sauve has a right to acquire within 60 days through the exercise of warrants.

(3)	Includes 8,895,181 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC.
(4)	Includes 1,755,830 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC.
(5)

Includes 3,389,576 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC. and 1,160,000 beneficially owned shares of common stock that are held by Creative Finance Investments, LLC Profit Sharing Plan, which is a profit-sharing plan wholly-owned by Mr. Rodney Haynes.

(6)

Dr. Sears accepted the appointment to serve as a Director on the Company's Board of Directors on March 3, 2010. The Company subsequently released a press release announcing his appointment on March 5, 2010 and filed the required Form 8-K on March 8, 2010 regarding the Election of Directors.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, when that person has the right to acquire sufficient common stock through options or warrants within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires that our officers and directors and persons owning more than ten percent (10%) of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the 34 Act will require us to identify in our Form 10-K and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section: All of the Company's officers or directors, and all persons owning more than ten percent of the Company's shares filed the required subject reports.

Directors' Compensation

During fiscal 2009, the Company compensated its Directors for their services as Directors for the Company pursuant to the following table.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Eric Sauve	$0	$0
David Gilmer	$5,000	$5,000
Charles Yesson	$7,000	$7,000

Directors, Executive Officers, Promoters and Control persons

The Directors and Officers of the Company are as follows:

Name	Age	Position with Company
Eric Sauve David Gilmer Charles Yesson J. Robert Flesher BJ Ambrose Tim Matthews Dr. James W. Sears	43 35 76 49 36 55 61	President, CEO,CFO, Director
Secretary & Treasurer, Director
Independent Director
Vice President of Mining and Geology
Vice President of Corporate Finance
Vice President of Marketing
Independent Director

Profiles of our officers and directors are set forth below:

Eric Sauve, President, Chief Financial Officer, Chief Executive Officer, Director

Eric Sauve began his term as President, CEO, CFO and a Director of Grant Hartford Corporation on March 21, 2007, and formally entered into an Employment Agreement on June 1, 2007. As President, CEO, CFO, and Director, Mr. Sauve, oversees the day-to-day management of our Company and the strategic evolution of its definition drill program. He has experience in corporate finance, structure, and management in both private and public companies. From May 31, 2007 through June 1, 2006 Eric Sauve was the CFO for Electra Gold Ltd., a publicly trading, operating mining company in North Vancouver, B.C. From February 1, 2005 through May 31, 2006, he was the President and CFO of Nexus Minerals Ltd., a gold mining and exploration company in North Vancouver, B.C. From November 9, 2004 through January 31, 2005, Eric Sauve was an Investment Advisor with Chartwell Financial Inc in Surrey, B.C. From May 9, 2003 through November 5, 2004, Eric Sauve was an Investment Advisor for Foresters Securities, Inc., in Burnaby, B.C. For the 12 years prior to his position with Nexus, Mr. Sauve was a licensed stock broker where he worked extensively in the securities markets and was a licensed insurance agent in British Columbia. Mr. Sauve earned a BA degree from the University of British Columbia in 1994. Mr. Sauve received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Mr. Sauve's; experience as a stock analyst, primarily in the area of resource properties, including gold properties; development of his management and financial experience as it relates to public and private corporations; and his past participation in capital formation for public and private companies, that he was determined to be a well qualified Director of our Company.

David Gilmer, Director, Secretary and Treasurer

Mr. David Gilmer has been a Director of Grant Hartford Corporation since October 24, 2007 and has served as Secretary of Grant Hartford Corporation since December 7, 2008. Mr. Gilmer has worked for Junkermier, Clark, Campanella, Stevens, P.C. (JCCS), a public accounting firm in Missoula, Montana for over ten years. Mr. Gilmer works primarily in the field of income tax for individuals, partnerships, L.L.C.s and S-Corporations. Mr. Gilmer also has experience in audit, review, and compilation engagements of financial statements for various entities. He is currently on the firm's tax committee.

Mr. Gilmer has been on the board of the Montana Radio Reading Service for approximately seven years, has been its President for the last five years and is a member of its personnel committee. Mr. Gilmer also joined the board of St. Patrick Hospital & Health Foundation in December 2006 and is a member of its finance committee. Mr. David Gilmer received his Bachelors of Science degree in Accountancy at Northern Arizona University in Flagstaff, AZ. Mr. Gilmer received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Mr. Gilmer's extensive background as an accountant and CPA, his relationship as an employee of our internal accounting firm, and his status as a Montana resident, the State in which our Garnet Mineral Property is located, which lead the Company to determine he was a well qualified member of our Board of Directors.

J. Robert Flesher, Vice President of Mining and Geology

Mr. J. Robert Flesher became Vice President of Mining and Geology and an Officer of the Company on December 10, 2007. Mr. Flesher has held this part time position through December 1, 2008. Mr. Flesher became a full time employee of GHC on December 1, 2008. From October, 2006 through December, 2008, Mr. Flesher was an Engineer at Montana Tunnels Mining, Inc. ("MTMI"), an operating gold, lead and zinc mine approximately 70 miles from the Company's property. From January, 2005 through October, 2006, Mr. Flesher was an Assay Technician for Golden Sunlight Mine, located in Whitehall, MT. From June, 2001 through October, 2006, Mr. Flesher was the owner and operator of Hobby Town USA, a retail store in Helena, MT. Mr. Flesher gained his experience in hydrological testing in various projects including the US Geological Survey. In 1986, Mr. Flesher began his career with Pegasus Gold Mining Corporation, gaining a wide variety of experiences including: mill operation, assay lab technician, ore control geologist, underground geological mapping and sampling, geologic modeling, stope designs, definition drilling, mine production, and GPS surveying. Mr. Flesher received a Bachelor of Science Degree in Geology, from Montana State University in 1983.

Charles Yesson, Director

Mr. Charles Yesson has been a Director of Grant Hartford Corporation since June 18, 2007. Mr. Yesson began his current position as a Registered Principal and Insurance Agent for Grant Bettigen Securities Inc. in Newport Beach, CA in December 2008. From June, 2006 through November, 2008, Mr. Yesson was Managing Director of Amateus Capital, Inc., a company located in Beverly Hills, CA. Prior to that, from January through June, 2006, Mr. Yesson was a Self Employed Consultant. From January, 2004 through January, 2006, Mr. Yesson was a Registered Principal with J. Alexander Securities, Inc., Los Angeles, CA. and an Independent Insurance Agent and Business Consultant.

Mr. Yesson has over 35 years experience in the financial services industry. He has 25 years experience in managing public corporations and 10 years as a consultant to emerging companies and as an interim manager of several of emerging companies.

Mr. Yesson has worked extensively in areas of reorganization, corporate development and growth and capitalization in both the public and private sectors. Mr. Yesson is a former U. S. Naval Officer and Air Force Reserve Officer.

Mr. Yesson received a Bachelor of Science in Education from Pennsylvania State College at Bloomsburg in August, 1954 and a Masters of Arts from New York University in October, 1961. He has a Certification in Bank Marketing from Northwestern University, Certification in International Finance from NSU in Canberra, Australia. Mr. Yesson holds Series 7, 24, and 66 Securities Licenses, California Insurance and Real Estate Licenses, and is a Mediator for the Superior Court in Orange County California and the California State Insurance Department. Mr. Yesson received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Mr. Yesson's extensive experience in the areas of reorganization, corporate development and growth and capitalization in both the public and private sectors, as well as his status as a licensed securities broker and his familiarity with the requirements of the Securities and Exchange Commission, which lead the Company to determine he was a well qualified member of our Board of Directors.

BJ Ambrose, Vice President of Corporate Finance

Mr. BJ Ambrose has been Vice President of Corporate Finance since March 1, 2009. Since August, 1999 through the present, Mr. Ambrose owns and operates Ambrose Carpet Cleaning and Flooring. Mr. Ambrose worked as a registered broker for Merrill Lynch from 1995 to 2000 and held a series 7 brokers license and a Colorado State series 63 license. Mr. Ambrose received a Bachelors of Science in Finance from Colorado State University in 1995.

Tim Matthews, Vice President of Marketing

Mr. Tim Matthews has been the Vice President of Marketing since April 15, 2009. Mr. Matthews's has held various sales, management and marketing positions with major consumer and business-to-business advertising agencies in Denver, Colorado and Phoenix Arizona. Mr. Matthews was employed by The Denver Post from 1998 to 2001. Mr. Matthews continued working for the Denver Newspaper Agency form 2001 to 2008 after the newspapers merged business operations and formed a Joint Operating Agreement in 2001. Most recently Mr. Matthews was Director of Marketing and Sports Sponsorships for the Denver Newspaper Agency and had responsibility for an annual advertising budget that exceeded $10M. The Denver Newspaper Agency was responsible for publishing The Denver Post and the Rocky Mountain News. As Director of Sports Sponsorships, Mr. Matthews's duties included negotiating and administrating multiple year contracts with the Denver Broncos, Colorado Rockies, Colorado Avalanche and Denver Nuggets. In addition to contract negotiation, Mr. Matthews was responsible for managing the sports team's partnerships elements working in conjunction with the newspapers advertising departments to derive an additional revenue stream exceeding $8M annually.

Tim Matthews graduated from the University of Northern Colorado with a B.S., in Business Administration and an emphasis in Marketing. Mr. Matthews earned his Certificated Business Communicator credentials in 1984 and has held numerous board positions including the Metro Denver Sports Commission.

Dr. James W. Sears, Director

Dr. James W. Sears has been a Director of Grant Hartford Corporation since March 3, 2010. Dr. Sears has taught for nearly three decades in the Department of Geosciences at the University of Montana, where he holds the rank of Full Professor. Dr. Sears is a geologist specializing in structural geology, regional field geology, ore deposits and tectonics. He has worked throughout the Rocky Mountains of the US and Canada, as well as in the Appalachians, and in Russia, New Zealand, Australia, Great Britain, Ireland, Finland, and France. Dr. Sears has published some 250 professional works, including research papers in international geological journals, books, geological maps, geological field guides, websites, and abstracts. He has mapped and studied the geology and ore deposits of the Garnet Range for the last 28 years.

He received his PhD from the Department of Geology and Geophysics at Queen's University, Canada, earned his MS degree in geology from the University of Wyoming, and his BS in Geology from Northern Arizona University. Dr. Sears was elected a Fellow of the Geological Society of America and received the Distinguished Scholar Award from the University of Montana. Dr. Sears received the nomination to serve on the Board of Directors because he provides that Board with a variety of unique experiences. It is through Dr. Sears' in depth knowledge, resulting from twenty-eight years of study during his tenure as a Professor of Geology at the University of Montana, and his experience as a consultant for other mining companies during their exploration and development of the Greater Garnet Area, of which our Garnet Mineral Property is a part, which lead the Company to determine he was a well qualified member of our Board of Directors.

Executive Compensation.

The table below summarizes all compensation awarded to, earned by, or paid to, both the Company's President and to its Officers and Directors for all services rendered in all capacities to us from January 1, 2009 through December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary	Nonqualified Deferred CompensatonEarnings	All Other Compensation	Total
Eric Sauve, CEO, CFO, President and Director	2009	$90,000	$95,400	$0	$185,400
Robert J. Flesher, Vice President of Mining and Geology	2009	$60,000	$0	$0	$60,000
David Gilmer, Secretary/Treasurer and Director	2009	$0	$0	$5,000	$5,000
Charles Yesson, Director	2009	$0	$0	$7,000	$7,000
Aaron Charlton, Senior Consultant	2009	$90,000	$95,400	$0	$185,400
BJ Ambrose, Vice President of Corporate Finance	2009	$40,000	$0	$79,327	$119,327
Tim Matthews, Vice President of Marketing	2009	$44,750	$0	$5,250	$50,000

Note: On January 25, 2010, the Company entered into the Amended Employment Agreement with Tim Matthews, whereby the Company increased the number of common stock to be issued to Tim Matthews to a total of 100,000 shares of the Company's no par value common stock.

Additional Information about the Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the laws of the State of Montana and our Bylaws. Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our Board of Directors is the oversight of the management of our Company. Our Directors remain informed of our business and management's activities by reviewing documents provided to them before each board meeting and by attending presentations made by our chief executive officer and other members of management. The Board of Directors held three (3) formal meetings during the fiscal years ended December 31, 2009. Each incumbent director attended one hundred percent (100%) of the meetings of the Board during the fiscal year ended December 31, 2009. In addition, members of the Board of Directors have access to our books, records and independent auditors and advisors. Members of our management frequently interact with and are at all times available to our directors.

Certain Relationships and Related Transactions

During the fiscal year ended December 31, 2009, the Company entered into the 1.) Amended Mining Lease/ Partial Assignment of Amended Mining Lease and Acknowledgment, 2.) Agreement with Garnet Range Resources, LLC and Grant Hartford Corporation, and 3.) Vehicle Lease Agreement with Garnet Range Resources, LLC. These three transactions include related parties to the Company and the material terms of the transactions can be found on page 12 of the Company's Annual Report for the fiscal year ending December 31, 2009, which was filed on Form 10-K.

Subsequent to the Annual Report for the fiscal year ending December 31, 2009, the Company entered into one additional related party transaction. As more fully described in Proposal Number 6, on page 16 below, on May 24, 2010 the Company entered into the Share Purchase Agreement with Commonwealth Resources, LLC for the purposes of purchasing eight (8) prospecting leases on BLM owned patented mining claims and ninety-one (91) unpatented mining claims in consideration for the issuance of 5,000,000 shares of the Company's no par value common stock at $1.00 per share and the continuing payment of a 5% net smelter return on all ore processed from the property described in the Share Purchase Agreement except one unpatented claim.

There are no family relationships among any of the Directors or Executive Officers of Grant Hartford.

Committees

The Company is in the exploration stage and has not, as yet, generated any revenues. The Company has not established a compensation plan. The Shareholders are being asked to authorize the Board of Directors to form, and establish the responsibilities for, the Audit Committee, Corporate Governance Committee, Nominating Committee, and Compensation Committee.

Proposal 2:To ratify the retention of EFP Rotenberg, LLP as the Company's independent auditor for the fiscal year ending December 31, 2010.

Subject to ratification by the Shareholders, the Board has selected EFP Rotenberg, LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2010. RFP Rotenberg, LLP served as the Company's independent accountant for the year ended December 31, 2009.

Representatives of EFP Rotenberg, LLP are not expected to be present at the Annual Meeting of Shareholders'. However, if such representatives are present, they will have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

The Board recommends a vote FOR the ratification of the appointment of EFP Rotenberg, LLP as the Company's independent accountants.

A vote in favor of this proposal will give the Board of Directors the authority to retain EFP Rotenberg, LLP as the Company's independent auditor for the fiscal year ending December 31, 2010.

Independent Auditors Fees and Other Matters

Professional services provided were rendered by Rotenberg & Company, LLP from inception, March 15, 2007 through December 31, 2007 and year ending December 31, 2008. On October 2, 2009, we received notice that Rotenberg & Company, LLP. had merged with EFP Rotenberg, LLP. On November 9, 2009, our Board of Directors approved the engagement of EFP Rotenberg, LLP to be the Company's independent registered public accountant effective October 1, 2009.

Audit Fees

The aggregate fees billed by our independent auditors, Rotenberg & Company, LLP and EFP Rotenberg, LLP. for professional services rendered for the audit of our financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2009, 2008 and 2007 were:

	2009	2008	2007
Rotenberg & Company, LLP.	$19,278	$8,400	$0
EFP Rotenberg, LLP.	$4,753.75	$0	$0

Audit Related Fees

For the years ended December 31, 2009, 2008 and 2007, there were no fees billed for assurance and related services by Rotenberg & Company, LLP or EFP Rotenberg, LLP relating to the performance of the audit of our financial statements which are not reported under the caption "Audit Fees" above.

Tax Fees

For the year ended December 31, 2009, 2008 and 2007, fees billed by Rotenberg & Company, LLP or EFP Rotenberg, LLP respectfully, for tax compliance, tax advice and tax planning were $0, $0 and $0 respectfully.

We do not use the auditor for financial information that is significant to the preparation of our financial statements. General information for our financial statements are provided internally or by other service providers.

The Company has not established an audit committee, therefore, there have been no pre-approved policies and procedures established by such. However, the Shareholders are being asked to authorize the Board of Directors to form the Audit Committee and develop its policies and procedures during the 2010 Annual Meeting.

The Company's board of directors has determined that the provision of services by Rotenberg & Co. LLP and EFP Rotenberg, LLP, as set forth above, is compatible with maintaining EFP Rotenberg, LLP's independence.

Proposal 3:To give authority to the Board of Directors and Officers of the Company to seek funding through public offerings, private placements, commercial funding, an underwriter for the purposes of completing a possible IPO, strategic partners, or other sources of financing, to promote and expand the Company's operations. The amount of such funding will be determined by the Board of Directors as the funding is necessary.

The Board recommends a vote FOR giving authority to the Board to seek additional funding.

A vote in favor of this proposal will give authority to the Board of Directors to raise additional capital for the Company through the issuance of stock from the Company's treasury or through debt instruments. The additional capital may enable the Company to expand its operations and pursue additional business opportunities or acquisitions. In the event that the Board of Directors elects to do so, the result could be a dilution of the current shareholders' equity. In addition, in order to increase the capital position of the Company, the Board of Directors will be able to borrow funds on the Company's behalf, thus, placing the Company in a debt position consequently, incurring extra costs through the payment of interest expenses. If the Company finds that it is unable to repay any debt authorized by the Board of Directors, the Company may experience a loss in value and many incur possible expenses in defending lawsuits.

Proposal 4:To approve the issuance of stock options or other incentives to key personnel, consultants and directors.

The Board recommends a vote FOR approving the issuance of stock options or other incentives.

A vote in favor of this proposal will allow the Company to attract and to induce the continued retention of key employees, consultants and qualified directors.

Proposal 5:To approve the formation of an Audit Committee, Corporate Governance Committee, Nominating Committee, and Compensation Committee and the requisite responsibilities of each committee.

The Board recommends a vote FOR approving the formation of the various oversight committees.

A vote in favor of this proposal will give the Board of Directors authority to form the Audit Committee, Corporation Governance and Nominating Committee, and Compensation Committee and the responsibilities and members for each committee. These committees are required by the Sarbanes-Oxley Act of 2002.

Proposal 6:To approve the Share Purchase Agreement between the Company and Commonwealth Resources, LLC ("CWR"), wherein the Company purchases an additional eight (8) prospecting leases on Bureau of Land Management ("BLM") owned patented mining claims and ninety-one (91) unpatented mining claims, which are more particularly described in Schedule B, attached to the Share Purchase Agreement, which can be found on the Company's website and as an attachment our Form 8-K, filed with the Securities and Exchange Commission on May 26, 2010, regarding the Share Purchase Agreement. In consideration for the purchase of the eight (8) prospecting leases on BLM owned patented mining claims and ninety-one (91) unpatented mining claims, the Company agrees to issue 5,000,000 shares of the Company's no par value common stock at $1.00 per share. Additionally, the Company agrees to pay to CWR, within fifteen (15) days of the end of each calendar month, a five percent (5%) net smelter return on any ore processed by the Company from ninety (90) of the ninety-one (91) unpatented mining claims, excluding ore processed from the Shamrock unpatented mining claim. In the event that the Company does not exercise the Grant Hartford Option Agreement, elects or is required to release any of the eight (8) prospecting leases and ninety-one (91) unpatented claims, CWR holds a reversionary interest and the Company shall convey the prospecting leases and unpatented claims to CWR, at no cost to CWR.

The Board recommends a vote FOR approving the Share Purchase Agreement between the Company and CWR, wherein the Company purchases an additional eight (8) prospecting leases on BLM owned patented mining claims and ninety-one (91) unpatented mining claims in consideration for the issuance of 5,000,000 shares of the Company's no par value common stock at $1.00 per share and the payment of a 5% net smelter return, as defined above.

A vote in favor of this proposal will authorize the Board of Directors to enter into the Agreement with CWR to purchase the additional prospecting leases on BLM owned patented mining claims and unpatented mining claims for the benefit of the Company, which will assist in increasing the area available to the Company's exploration program and may further assist in the preparation of an established commercially minable deposit, and which may bring the Company closer to the production stage and potentially allow the Company to begin generating revenues. A copy of the Share Purchase Agreement between Grant Hartford Corporation and Commonwealth Resources, LLC can be found on the Company's website, www.granthartford.com, as an attachment to our Form 8-K filed with the Securities and Exchange Commission on May 26, 2010, regarding the Share Purchase Agreement.

Other Business

The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgement on such matters.

Shareholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the Company's next annual meeting of stockholders. To be eligible for inclusion in the Company's 2011 Proxy Statement, your proposal must be received by the Company no later than December 22, 2010, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company's proxy statement stockholder proposals that it is not required to include under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Annual Report

The Company became a reporting Company on January 5, 2010 through our registration statement on Form S-1 being cleared of comments and declared effective by the United States Securities and Exchange Commission, and filed its Annual Report on Form 10-K for the fiscal year ending December 31, 2009 on April 7, 2010. The Company's Form 10-K is available to be downloaded from the Company's web site, www.granthartford.com, and the Company will provide, without charge to each shareholder, upon the written request of such person, a copy of the Company's Form 10-K for the year ending December 31, 2009. Such written requests should be sent to Eric Sauve, President, Grant Hartford Corporation, 2620 Connery Way, Missoula, MT 59808.

Quarterly Report

The Company's Form 10-Q for the period ending March 31, 2010 is available to be downloaded from the Company's we site, www.granthartford.com, and the Company will provide without charge to each such shareholder, upon the written request of such person, a copy of the Company's Form 10-Q for the quarter ending March 31, 2010. Such written requests should be sent to Eric Sauve, President, Grant Hartford Corporation, 2620 Connery Way, Missoula, MT 59808.

Market for Common Equity and Related Stockholder Matters

The Securities and Exchange Commission ("SEC") cleared our Registration Statement on Form S-1 of any additional comments on January 5, 2010, thus, the Company was declared effective.

There is no market price information for the Company's common equity pursuant to Item 201(a)(i)(iii) for the prior quarters.

No dividends have been declared with respect to the Common Stock since the Company's inception, and the Company does not anticipate paying dividends in the foreseeable future. However, there are no restrictions on the ability of the Company to declare dividends on its Common Stock.

Holders of Record:

As of May 24, 2010, there were approximately one hundred thirty-eight (138) holders of record of Grant Hartford Corporation's Common Stock.

Dated this 10th day of June, 2010.

By Order of the Board of Directors.

/s/Eric Sauve
Eric Sauve, Director, President & CEO

Grant Hartford Corporation
The Board of Directors solicits this Proxy
for the Annual Meeting of Shareholders
to be held on June 24, 2010

The undersigned hereby constitutes and appoints, Eric Sauve, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Grant Hartford Corporation, ("Grant Hartford" or the "Company") to be held June 24, 2010, 10:00 a.m. MST, located at 100 Madison St., Missoula, MT 59802, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Shareholders dated May 24, 2010, and the accompanying Proxy Statement of the Company.

1. Election of the Board of Directors until the next Annual Shareholders' Meeting	☐ For all nominees listed below (except as marked to the contrary
	Vote for the nominee	Vote against the nominee	Withhold authority to vote for nominee
1. Eric Sauve	☐	☐	☐
2. David Gilmer	☐	☐	☐
3. Charles Yesson	☐	☐	☐
4. Dr. James Sears	☐	☐	☐

Support the Board of Directors of Grant Hartford Corporation by approving the re-election of Eric Sauve, David Gilmer, Charles Yesson and Dr. James Sears to the Board of Directors for the following year's term.
2. Ratify the engagement of EFP Rotenberg, LLP as the Company's independent auditor for the fiscal year ending December 31, 2010	☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Approve management's selection of EFP Rotenberg, LLP as the Company's independent auditor for the fiscal year ending December 31, 2010.

3. Approve and give authority to the Board of Directors, and Officers of the Company, to seek funding through public offerings, private placements, commercial funding, an underwriter for the purposes of completing a possible IPO, strategic partners, or other sources of financing, to promote and expand operations.

☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company, in the allowance of the Board to continue to seek funding through public offerings, private placements, commercial funding, an underwriter for the purposes of completing a possible IPO, strategic partners, or other sources of financing.

4. Approve the issuance of stock options or other incentives to key personnel, consultants and directors.	☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company and approve the issuance of stock options or other incentives to key personnel, consultants and directors.

5. Approve the formation of an Audit Committee, Corporate Governance Committee, Nominating Committee, and Compensation Committee and the requisite responsibilities of each committee.	☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company and approve the formation of an Audit Committee, Corporate Governance Committee, Nominating Committee, and Compensation Committee and the requisite responsibilities of each committee.

6. Approve the Share Purchase Agreement between the Company and Commonwealth Resources, LLC, wherein the Company purchases additional prospecting leases and unpatented mining claims in consideration for issuing 5,000,000 shares of the Company's no par value common stock at $1.00 per share, and a 5% net smelter return on processed ore from the prospecting leases and unpatented mining claims.

☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company and approve the Share Purchase Agreement between the Company and Commonwealth Resources, LLC, wherein the Company purchases additional prospecting leases and unpatented mining claims in consideration for issuing 5,000,000 shares of the Company's no par value common stock at $1.00 per share, and a 5% net smelter return on processed ore from the prospecting leases and unpatented mining claims.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, and 6.

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Please sign exactly as your name appears on the shareholder records of the Company. If shares are held in the names of more than one person, each joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the respective capacities in which they sign. Attorneys must submit Powers of Attorney.

Shareholder name (please print)

Shareholder signature

Shareholder name (please print)

Shareholder signature

Date

Number of shares voted

BY THE ORDER OF THE BOARD OF DIRECTORS

Eric Sauve, President
June 10, 2010

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